Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SI-BONE, Inc. of our report dated July 31, 2018, except for the effects of the reverse stock split discussed in Note 2 to the consolidated financial statements, as to which the date is October 5, 2018, relating to the financial statements, which appears in SI-BONE, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-227445).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 19, 2018